UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

 _________________

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34170 (Commission File Number)	91-1600822 (IRS Employer Identification No.)

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (425) 936-6847

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MVIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Material Events.

On April 16, 2020 in response to the COVID-19 pandemic and related extraordinary market conditions, Nasdaq announced temporary relief from the continued listing bid price and market value of publicly held shares listing requirements through June 30, 2020.

MicroVision, Inc. (the “Company”) received formal notice from the Listing Qualifications Staff of The Nasdaq Stock Market LLC on December 12, 2019. The Company requested a hearing before the Nasdaq Hearings Panel (the "Panel"), which would stay any further action by the Staff pending the Panel's decision. At the hearing the Company presented its plan to regain compliance with all applicable criteria for continued listing. On February 4, 2020, the Company received formal notification from the Panel that it had granted the Company an extension through June 9, 2020 to evidence compliance with the minimum $1.00 bid price requirement. In order to evidence compliance with the bid price requirement, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days.

The Company received formal notice from the Listing Qualifications Staff of The Nasdaq Stock Market LLC on April 8, 2020 that for 30 consecutive business days preceding the date of the notice, the market value of the Company’s listed common stock was less than $50,000,000, the minimum market value required for continued listing on The Nasdaq Global Market pursuant to Nasdaq’s listing requirements. In accordance with Nasdaq’s listing rules, the Company has 180 calendar days, or until October 5, 2020, to regain compliance with this requirement. During the 180-day compliance period, the Company can regain compliance if the market value of the Company’s listed common stock is at least $50,000,000 for a minimum of ten consecutive business days.

The Company plans to take steps to timely evidence compliance with both the minimum bid price and minimum market value requirements, however, there can be no assurance that the Company will be able to evidence compliance before the new deadline applicable to each requirement.

The effect of the Nasdaq action on April 16, 2020 extends the Company’s time period for compliance with the bid price listing requirement from June 9, 2020 to August 24, 2020 and the Company’s time period for compliance with the market value requirement from October 5, 2020 to November 27, 2020. While the extension of time does not change the timing of the Company’s Annual Meeting of Shareholders, scheduled for May 19, 2020, or the nature of Proposal 3 regarding a proposed reverse split of the Company’s common stock, to be voted on at such Annual Meeting and described in the Company’s Proxy Statement dated April 3, 2020, it does give the Company more time to meet the minimum bid price listing requirement before effecting a reverse split, if such reverse split is approved by the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ David J. Westgor

David J. Westgor
Vice President, General Counsel & Secretary

Date: April 28, 2020